UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza

2000 W. Sam Houston Parkway S., Suite 2000

Houston, TX 77042

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 1, 2024, pursuant to the Agreement and Plan of Merger, dated as of January 3, 2024 (the “Merger Agreement”), by and among APA Corporation, a Delaware corporation (“APA”), Astro Comet Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of APA (“Merger Sub”) and Callon Petroleum Company, a Delaware corporation (“Callon” or the “Company”), Merger Sub was merged with and into Callon (the “Merger”), with Callon surviving the Merger as a wholly owned, direct subsidiary of APA.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the “Introductory Note” and in Item 2.01 is incorporated by reference into this Item 1.02.

Termination of Credit Agreement

On April 1, 2024, concurrently and in connection with the Merger, Callon will have terminated all commitments, and caused to be repaid in full all indebtedness, liabilities and other obligations, under that certain Amended and Restated Credit Agreement, dated as of October 19, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Callon Credit Agreement”), among Callon, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders party thereto from time to time. Upon consummation of the Merger and receipt of the payoff amount, Callon, together with its subsidiaries, will be released from any and all obligations and guarantees under the Callon Credit Agreement.

Redemption of 2026 Notes

On March 1, 2024, Callon directed U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) of Callon’s 6.375% Senior Notes due 2026 (the “2026 Notes”), to deliver a conditional notice of full redemption with respect to all $320,783,000 aggregate principal amount of its 2026 Notes to the respective holders, with such redemption conditioned upon the closing of the Merger. On April 1, 2024, the Merger was completed, and APA, on behalf of Callon, deposited with the Trustee cash in an amount sufficient to pay and discharge the principal amount outstanding on the 2026 Notes (which occurred at 101.063% of such principal amount), plus accrued and unpaid interest on the 2026 Notes up to but excluding the redemption date of April 1, 2024. Concurrently therewith, Callon elected to satisfy and discharge the indenture governing the 2026 Notes with respect to the 2026 Notes in accordance with its terms and the Trustee acknowledged such satisfaction and discharge. As a result of the satisfaction and discharge of the indenture governing the 2026 Notes with respect to the 2026 Notes, Callon and the guarantors of the 2026 Notes have been released from their obligations under the indenture governing the 2026 Notes with respect to the 2026 Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. Pursuant to the Merger, each share of common stock of Callon, par value $0.01 per share (“Callon Common Stock”) issued and outstanding (other than the Excluded Shares (as defined in the Merger Agreement), which were canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor), was automatically converted into the right to receive, without interest, 1.0425 (the “Exchange Ratio”) shares of common stock, par value $0.625 per share, of APA (“APA Common Stock”). No fractional shares of APA Common Stock were issued in the Merger, and holders of shares of Callon Common Stock will, instead, receive cash in lieu of fractional shares of APA Common Stock, if any.

At the effective time of the Merger (“Effective Time”), outstanding Callon equity-based awards were treated as follows: (1) each restricted stock unit (each, a “Callon RSU”) that was vested or that vested by its terms solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Callon RSU”) was cancelled and converted into the right to receive (without interest) a number of shares of APA Common Stock equal to the product of the number of shares of Callon Common Stock subject to such Vested Callon RSU immediately prior to the Effective Time, multiplied by the Exchange Ratio; (2) each Callon RSU that was not a Vested Callon RSU and each Callon market stock unit was assumed by APA and converted into a number of restricted stock units with respect to shares of APA Common Stock equal to the product of the number of shares of Callon Common Stock subject to such award immediately prior to the Effective Time (in the case of a market stock unit, determined based on the greater of actual and target performance), multiplied by the Exchange Ratio; (3) each Callon cash-settled stock appreciation right was converted into an award of APA cash-settled stock appreciation rights (a) with the number of shares of APA Common Stock subject to such award equal to the product of the number of shares of Callon Common Stock subject to such award immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares and (b) the exercise price per share of such award equal to the exercise price per share of the Callon award immediately prior to the Effective Time, divided by the Exchange Ratio, rounded up to the nearest whole cent; and (4) each Callon phantom stock unit immediately vested in full and was converted into the right to receive an amount in cash determined in accordance with the applicable stock plan and award agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Callon’s Current Report on Form 8-K filed on January 4, 2024 and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the completion of the Merger, shares of Callon Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “CPE.” In connection with the completion of the Merger, the Company notified the NYSE that each eligible and outstanding share of Callon Common Stock was converted into the right to receive 1.0425 shares of APA Common Stock and requested that NYSE withdraw the listing of the Callon Common Stock. Upon the Company’s request, the NYSE filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the delisting of the Callon Common Stock and the deregistration of the Callon Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Callon Common Stock ceased being traded prior to the opening of the market on April 1, 2024, and is no longer listed on NYSE.

In addition, Callon intends to file with the Securities and Exchange Commission a Form 15 requesting that the reporting of its obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each eligible share of Callon Common Stock was converted into the right to receive, without interest, 1.0425 shares of APA Common Stock, with cash in lieu of fractional shares.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By virtue of the Merger, all of the directors of Callon ceased to be directors of Callon and members of any and all committees of Callon’s board of directors, effective as of the Effective Time. These actions were not a result of any disagreements with Callon on any matter relating to Callon’s operations, policies or practices.

By virtue of the Merger, all of the officers of Callon ceased to hold their respective positions with Callon, effective as of the Effective Time. These actions were not a result of any disagreements with Callon on any matter relating to Callon’s operations, policies or practices.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation and bylaws of Callon as in effect immediately prior to the Effective Time were amended and restated in their entirety, as set forth in Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively.

Item 8.01	Other Events.

On March 29, 2024, the Company issued a press release announcing the results of its cash tender offers (the “Tender Offers”) to purchase any and all of its 8.000% Senior Notes due 2028 (the “2028 Notes”) and any and all of its 7.500% Senior Notes due 2030 (the “2030 Notes”). The Company accepted for payment $641,743,000 aggregate principal amount of 2028 Notes and $584,390,000 aggregate principal amount of 2030 Notes validly tendered and not validly withdrawn in the Tender Offers and made payment for such 2028 Notes and 2030 Notes on April 1, 2024.

In conjunction with and as a condition to the Tender Offers, the Company solicited consents (the “Consent Solicitations”) to adopt certain proposed amendments to the indenture governing the 2028 Notes (the “2028 Notes Indenture”) and the indenture governing the 2030 Notes (the “2030 Notes Indenture”) to eliminate substantially all of the restrictive covenants and events of default (the “Proposed Amendments”), and, on March 20, 2024, entered into a Second Supplemental Indenture to the 2028 Notes Indenture and a Second Supplemental Indenture to the 2030 Notes Indenture to effect the Proposed Amendments (the “Supplemental Indentures”), following receipt of the requisite consents in the Consent Solicitations. The Supplemental Indentures became operative at the Effective Time.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 3, 2024, by and among APA Corporation, Astro Comet Merger Sub Corp. and Callon Petroleum Corporation (incorporated by reference to Exhibit 2.1 of Callon’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 4, 2024).

3.1	Amended and Restated Certificate of Incorporation of Callon Petroleum Company.

3.2	Amended and Restated Bylaws of Callon Petroleum Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

April 1, 2024	/s/ Stephen J. Riney
Stephen J. Riney
President and Chief Financial Officer